Exhibit (h)(4)(k)
FORM OF
Exhibit A
Pacific Life Funds Sub-Administration Agreement
PL Portfolio Optimization Conservative
PL Portfolio Optimization Moderate-Conservative
PL Portfolio Optimization Moderate
PL Portfolio Optimization Moderate-Aggressive
PL Portfolio Optimization Aggressive
PL Money Market Fund
PL International Value Fund
PL Short Duration Bond Fund
PL Floating Rate Loan Fund
PL Growth LT Fund
PL Mid-Cap Value Fund
PL Large-Cap Growth Fund
PL International Large-Cap Fund
PL Small-Cap Growth Fund
PL Small-Cap Value Fund
PL Main Street Core Fund
PL Emerging Markets Fund
PL Managed Bond Fund
PL Inflation Managed Fund
PL Large-Cap Value Fund
PL Comstock Fund
PL Mid-Cap Growth Fund
PL Real Estate Fund
Effective: July 1, 2008

PACIFIC LIFE FUNDS

By:
Name:
Title:

Received and Acknowledged by PFPC INC.

By:
Name:
Title: